CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is entered into effective August 7, 2006 (the “Effective Date”), by and between TRULITE, INC. (“the Company”) and Boru Enterprises, Inc. (“Consultant”). The Company and Consultant shall collectively be referred to herein as “the Parties.”

WHEREAS, the Company desires to obtain the benefit of the knowledge and experience of Consultant by retaining Consultant on an independent contractor basis, and Consultant is willing to render such services to the Company on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.    Consulting Services. The Company hereby retains Consultant to perform certain services for the Company, and Consultant hereby agrees to provide such services (the “Services”). The Services will include, and be limited to, the following:

a. The Consultant will assist Trulite with identifying a NASD member firm to make the 15c2-11 filing in a timely manner after the appropriate SEC filings by the Company have been declared effective.

b. The consultant will coordinate with Trulite and its legal counsel in filing the Form SB-2 registration statement with the SEC.

c. After the SB-2 is declared effective, the Consultant will introduce the Company to NASD Member Firms that might have an interest in helping the Company raise capital in the public markets.

d. The Consultant will identify potential investors to the Company so that the Company or the NASD member firms engaged by the Company can discuss any investment in the Company directly with the potential investors. The Consultant will not directly solicit or negotiate an investment from these potential or current investors.

e. The Consultant will provide general consulting advice regarding the process for going public on an as-needed basis.

All of Consultant’s services will be subject to the Company’s final approval and will be performed in accordance with the Company standards, but Consultant shall direct the details and means by which the services are accomplished. Consultant shall conform to the rules, regulations, instructions, practices and policies of the Company now in force or hereafter enacted which are applicable to consultants or independent contractors engaged by the Company.

2.    Location. Consultant will work out of his office.

3.    Compensation for Services. The Company has compensated the Consultant by issuing 250,000 shares of Trulite’s restricted common stock and 250,000 Five Year Warrants to purchase Trulite’s common stock at a strike price of $3.00 per share to Consultant and Consultant’s designees. The Company and the Consultant agree that the stock and the warrants that have been issued are a full and complete compensation for the services to be provided under the terms of this contract. No compensation is contingent on performance of the services. The Consultant will be responsible for all of its own reasonable and customary expenses including but not limited to travel, entertainment, lodging, office and communications expenses.

5.    Term. The term of this Agreement for providing consulting services shall end on June 30, 2008 or until otherwise terminated.. Either Consultant or the Company may terminate this Agreement at any time and for any reason during the term.

6.    Independent Contractor Relationship. In rendering Services hereunder it is expressly understood and agreed that Consultant is not an employee of or controlled by the Company, but that Consultant is, in all respects, an independent contractor, and as such Consultant has no right or authority to make any disbursements or purchases or to incur any liabilities on behalf of the Company or to otherwise obligate the Company in any manner whatsoever, unless specifically authorized to do so by the Company. The Consultant may not act as an agent of the Company. The Consultant may not solicit funds from investors and may not act as a broker or dealer in the securities of the Company.

The Company will make no deductions from any of the payments in stock made to Consultant hereunder for state or federal tax purposes. Consultant agrees that he will be solely responsible for any and all taxes and other payments due on payments received by Consultant from the Company hereunder, including withholding of state and federal income, sales or ad valorem taxes, unemployment compensation, workers’ compensation, Federal Insurance Contributions Act, Federal Unemployment Tax Act or other taxes, costs or expenses incurred in the performance of any engagement hereunder. Consultant expressly indemnifies and holds the Company harmless from any such liabilities.

Consultant understands and agrees that the Company is not responsible for paying any retirement, worker’s compensation or unemployment benefits to Consultant.

7.    Confidentiality. Consultant will be required, as a condition of this Agreement, to strictly maintain the confidentiality of any confidential business matters pertaining to the Company. Consultant agrees not to use any confidential information acquired by Consultant’s in connection with performing the Services for Consultant’s own personal benefit or for the benefit of persons other than the Company. Consultant agrees that Consultant’s obligations under this paragraph shall continue in effect for five years after termination of the Agreement, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on Consultant’s part.

8.    No Conflicting Agreements. Consultant represents and warrants that he is not a party to, subject to, or otherwise bound by any other agreement, arrangement, or understanding, written or otherwise, which prohibits, restricts, or anyway whatsoever conflicts with Consultant’s ability to enter into and fulfill his obligations under this Agreement.

9.    Choice of Law, Venue and Forum. This Agreement, the entire relationship of the Parties hereto, and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the Parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The Parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

10.    Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute one agreement and each of which shall constitute an original of this Agreement.

11.    Headings. The headings used in this Agreement have been included only in order to make it easier to locate the subject covered by each provision and are not to be used in construing this Agreement.

12.    Entire Agreement. This Agreement supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between Consultant and the Company regarding the matters described in this letter.

13.    Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect or invalidating or voiding the remainder of this agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this letter to the extent required for the purposes of validity and enforcement thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

COMPANY:

TRULITE, INC.

By: Trulite, Inc.

Name:/s/ Jonathan Godshall
Title: President
Date: August 7, 2006

CONSULTANT:

/s/ John Moran
Boru Enterprises
Date: August 7, 2006